Exhibit 99.1

Akcea Reports Financial Results and Highlights for First Quarter 2020

Achieved First Quarter 2020 Global Net Product Revenues of $15 Million

Conference Call Webcast Tuesday, May 5, 4:30 p.m. ET at www.akceatx.com

Boston, Mass., May 5, 2020 (PR NEWSWIRE) – Akcea Therapeutics, Inc. (NASDAQ: AKCA), a majority-owned affiliate of Ionis Pharmaceuticals, Inc., focused on developing and commercializing medicines to treat patients with serious and rare diseases, today reported financial results for the first quarter ended March 31, 2020. The company reported a net loss for the first quarter ended March 31, 2020 on a GAAP basis of $43 million and on a non-GAAP basis of $36 million. Akcea had $421 million of cash, cash equivalents and short-term investments as of March 31, 2020.

“This has been an exciting quarter with significant progress made across the company,” said Damien McDevitt, chief executive officer of Akcea. “With the two positive data readouts for AKCEA-ANGPTL3-LRx, which we are now referring to as vupanorsen, and AKCEA-APOCIII-LRx, and additions to our leadership team and board of directors, we have a solid foundation for the future. We are focused on the development and commercialization of medicines for serious and rare diseases, and are committed to bringing products to the rare disease patient community by utilizing a range of solutions to ensure the broadest reach. We generated $15 million in product sales from TEGSEDI and WAYLIVRA in the first quarter as we continue to expand the number of countries where our products are commercially available, and ended the quarter with $421 million in cash, cash equivalents and short-term investments, putting us in a very strong position to execute on our strategic priorities in 2020 and beyond.”

Upcoming Events

•	Launch of TEGSEDI in additional E.U. countries, and through PTC Therapeutics in Latin America

•	Launch of WAYLIVRA in additional E.U. countries, and potential to file for approval in Brazil through PTC Therapeutics

•	Refile WAYLIVRA® (volanesorsen) in the U.S. with the Food and Drug Administration, or FDA, this year

•	Initiate a Phase 3 study of AKCEA-APOCIII-LRx for Familial Chylomicronemia Syndrome, or FCS, later this year

•	Present Phase 2 results of AKCEA-APOCIII-LRx and vupanorsen (AKCEA-ANGPTL3-LRx) at an upcoming medical meeting

•	Collaborate with Ionis to potentially license an additional medicine into the Akcea pipeline

Recent Business Developments

•

Strengthened and grew the management team by appointing Dr. Damien McDevitt as Chief Executive Officer (former Interim CEO), Joshua Patterson as General Counsel and Dr. Lisa Johnson-Pratt as Senior Vice President, New Product Strategy

•	Appointed Dr. Amber Salzman to the board of directors

Recent Commercial Achievements

•	Achieved total product sales of $15 million maintaining consistent quarter over quarter product sales growth

•	Finalized pricing and reimbursement in Spain and Austria for TEGSEDI

•	Entered into a Letter of Intent with the pan-Canadian Pharmaceutical Alliance, or pCPA, for TEGSEDI

•	Achieved pricing and reimbursement for WAYLIVRA in Austria

•	Continue to help patients begin and remain on therapy through Akcea Connect, while following COVID-19 recommendations; product supply chain remains intact

Recent Pipeline Achievements

•

AKCEA-APO(a)-LRx was granted Fast Track Designation by the U.S. FDA as a potential treatment for people at significant risk for cardiovascular disease due to elevated levels of lipoprotein(a), or Lp(a)

•	Reported positive top line results from the Phase 2 study of AKCEA-APOCIII-LRx

•	Reported positive top line results from the Phase 2 study of vupanorsen (AKCEA-ANGPTL3-LRx)

•	Initiated the CARDIO-TTRansform Phase 3 clinical trial for AKCEA-TTR-LRx in patients with TTR-mediated amyloid cardiomyopathy

•

Results from the NEURO-TTR Phase 3 Open-Label Extension (OLE) study in Patients with Polyneuropathy Driven by Hereditary Transthyretin Amyloidosis were published in the European Journal of Neurology. Find more info at www.doi.org.

•	Results from the Phase 2 study of AKCEA-APO(a)-LRx in patients with Lp(a)-driven cardiovascular disease published in the New England Journal of Medicine. Find out more info at www.NEJM.org.

Financial Results

All non-GAAP amounts referred to in this press release exclude non-cash compensation expense related to equity awards. Please refer to the reconciliation of non-GAAP and GAAP measures, which is provided later in this release.

Revenue

Akcea’s total revenue for the three months ended March 31, 2020 was $16 million, which was comprised of product revenue and research and development collaboration revenue. Revenue from sales of TEGSEDI and WAYLIVRA during the three months ended March 31, 2020 was $15 million, compared to $7 million for the three months ended March 31, 2019. Akcea’s research and development collaboration revenue for the three months ended March 31, 2020 was $1 million, compared to $157 million in research and development collaboration revenue for the three months ended March 31, 2019. The decrease in research and development collaboration revenue primarily related to the $150 million license fee the company earned in the first quarter of 2019 as a result of Novartis’ exercise of its option to license AKCEA-APO(a)-LRx.

Expenses

Akcea’s operating expenses, net of the reimbursement due from Ionis through the companies’ profit/loss share arrangement, for the three months ended March 31, 2020 on a GAAP basis were $61 million, and on a non-GAAP basis were $54 million. These amounts compare to GAAP operating expenses of $138 million and non-GAAP operating expenses of $119 million for the same period in 2019. The decrease in operating expenses for the three months ended March 31, 2020 compared to the same period in 2019 was primarily due to the one-time $75 million sublicense fee paid to Ionis as a result of Novartis’ license of AKCEA-APO(a)-LRx in 2019 and lower development costs as a result of studies completed in 2019.

Net Income/Loss

Akcea reported a net loss of $43 million on a GAAP basis for the three months ended March 31, 2020, compared to net income of $27 million on a GAAP basis for the same period in 2019. Akcea reported a non-GAAP net loss of $36 million for the three months ended March 31, 2020, compared to non-GAAP net income of $46 million for the same period in 2019. The change from net income to loss was due to the decrease in research and development collaboration revenue described above.

For the three months ended March 31, 2020, basic and diluted net loss per share of common stock owned by Ionis were both $0.42. For the three months ended March 31, 2020, basic and diluted net loss per share of common stock owned by others were also both $0.42. For the three months ended March 31, 2019, basic net income per share of common stock owned by Ionis and others was $0.35 and $0.15, respectively. For the three months ended March 31, 2019, diluted net income per share of common stock owned by Ionis and others was $0.34 and $0.15, respectively.

Balance Sheet

As of March 31, 2020, Akcea had cash, cash equivalents and short-term investments of $421 million compared to $464 million at December 31, 2019. With its strong balance sheet, the Company believes it is well positioned to continue to execute on its strategy and potentially broaden its pipeline.

Conference Call

At 4:30 p.m. Eastern Time today, May 5, 2020, Akcea will conduct a live webcast conference call to discuss this earnings release and related activities. Interested parties may listen to the call by dialing 888-317-6003, passcode 7102411 or access the webcast at www.akceatx.com. A webcast replay will be available for a limited time at the same address.

ABOUT AKCEA THERAPEUTICS

Akcea Therapeutics, Inc., a majority-owned affiliate of Ionis Pharmaceuticals, Inc. (NASDAQ: IONS), is a biopharmaceutical company focused on developing and commercializing medicines to treat patients with serious and rare diseases. Akcea is commercializing TEGSEDI® (inotersen) and WAYLIVRA® (volanesorsen), as well as advancing a mature pipeline of novel medicines, including AKCEA-APO(a)-LRx, vupanorsen (AKCEA-ANGPTL3-LRx), AKCEA-APOCIII-LRx, and AKCEA-TTR-LRx, with the potential to treat multiple diseases. All six medicines were discovered by Ionis, a leader in antisense therapeutics, and are based on Ionis’ proprietary antisense technology. TEGSEDI is approved in the U.S., E.U., Canada and Brazil. WAYLIVRA is approved in the E.U. and is currently in Phase 3 clinical development for the treatment of people with familial partial lipodystrophy, or FPL. Akcea is headquartered in Boston, Massachusetts, and is building the infrastructure to commercialize its medicines globally. Additional information about Akcea is available at www.akceatx.com and you can follow the Company on twitter at @akceatx.

FORWARD-LOOKING STATEMENT

This press release includes forward-looking statements regarding the business of Akcea Therapeutics, Inc. and the therapeutic and commercial potential of TEGSEDI® (inotersen), WAYLIVRA® (volanesorsen) and other products in development. Any statement describing Akcea’s goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, including those related to the impact COVID-19 could have on our business including but not limited to the impact on our commercial products and the medicines in our pipeline, and particularly those inherent in the process of discovering, developing and commercializing medicines that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such medicines. Akcea’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Akcea’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Akcea. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Akcea’s programs are described in additional detail in Akcea’s annual report on Form 10-K, and its most recent quarterly report on Form 10-Q, which are on file with the SEC. Copies of these and other documents are available from the Company.

In this press release, unless the context requires otherwise, “Ionis”, “Akcea,” “Company,” “Companies,” “we,” “our,” and “us” refers to Ionis Pharmaceuticals and/or Akcea Therapeutics.

Ionis Pharmaceuticals™ is a trademark of Ionis Pharmaceuticals, Inc. Akcea Therapeutic® TEGSEDI® and WAYLIVRA® are trademarks of Akcea Therapeutics, Inc.

AKCEA THERAPEUTICS INC.

SELECTED FINANCIAL INFORMATION

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

	Three Months Ended March 31,
	2020	2019
	(unaudited)
Revenue:
Commercial revenue
Product revenue, net	$15,159	$6,754

Total commercial revenue	15,159	6,754
Research and development and license revenue under collaborative agreements	915	157,062

Total revenue	16,074	163,816
Expenses:
Cost of sales	4,783	2,444
Research and development	17,355	99,619
Selling, general and administrative	46,246	44,602
Net loss share from commercial activities under arrangement with Ionis Pharmaceuticals, Inc.	(7,051)	(9,056)

Total expenses	61,333	137,609

(Loss) income from operations	(45,259)	26,207
Other income (expense):
Investment income	1,771	1,224
Other expense	(130)	(112)

(Loss) income before income tax expense	(43,618)	27,319
Income tax benefit (expense)	768	(132)

Net (loss) income	$(42,850)	$27,187

Net (loss) income per share of common stock owned by Ionis, basic	$(0.42)	$0.35

Weighted-average shares of common stock outstanding owned by Ionis, basic	77,095	68,582

Net (loss) income per share of common stock owned by others, basic	$(0.42)	$0.15

Weighted-average shares of common stock outstanding owned by others, basic	24,010	22,126

Net (loss) income per share of common stock owned by Ionis, diluted	$(0.42)	$0.34

Weighted-average shares of common stock outstanding owned by Ionis, diluted	77,095	68,582

Net (loss) income per share of common stock owned by others, diluted	$(0.42)	$0.15

Weighted-average shares of common stock outstanding owned by others, diluted	24,010	25,546

AKCEA THERAPEUTICS INC.

Reconciliation of GAAP to Non-GAAP Basis:

Condensed Consolidated Operating Expenses, (Loss) Income from Operations, and Net (Loss) Income

(In Thousands)

	Three Months Ended March 31,
	2020	2019
	(unaudited)
As reported operating expenses according to GAAP	$61,333	$137,609
Excluding compensation expense related to equity awards	7,282	18,560

Non-GAAP operating expenses	$54,051	$119,049

As reported (loss) income from operations according to GAAP	$(45,259)	$26,207
Excluding compensation expense related to equity awards	7,282	18,560

Non-GAAP (loss) income from operations	$(37,977)	$44,767

As reported net (loss) income according to GAAP	$(42,850)	$27,187
Excluding compensation expense related to equity awards	7,282	18,560
Income tax effect related to compensation expense related to equity awards	(478)	—
Non-GAAP net (loss) income	$(36,046)	$45,747

Reconciliation of GAAP to non-GAAP Basis

As illustrated in the Selected Financial Information in this press release, non-GAAP operating expenses, non-GAAP (loss) income from operations, and non-GAAP net (loss) income were adjusted from GAAP to exclude compensation expense related to equity awards, and non-GAAP net (loss) income was adjusted from GAAP to also exclude the income tax effect associated with the compensation expense related to equity awards, both of which are non-cash expenses. Akcea has regularly reported non-GAAP measures for operating results as non-GAAP results. These measures are provided as supplementary information and are not a substitute for financial measures calculated in accordance with GAAP. Akcea reports these non-GAAP results to better enable financial statement users to assess and compare its historical performance and project its future operating results and cash flows. Further, the presentation of Akcea’s non-GAAP results is consistent with how Akcea’s management internally evaluates the performance of its operations.

AKCEA THERAPEUTICS INC.

Condensed Consolidated Balance Sheets

(In Thousands)

	March 31, 2020	December 31, 2019
	(unaudited)
Assets:
Cash and cash equivalents	$163,320	$306,866
Short-term investments	257,982	156,806
Accounts receivable	10,673	10,496
Receivable from Ionis Pharmaceuticals, Inc.	2,432	3,231
Inventories	13,723	8,817
Other current assets	10,813	10,689
Property, plant and equipment, net	5,437	5,261
Operating lease right-of-use assets	10,868	11,094
Intangible assets, net	81,589	83,051
Deposits and other assets	3,084	2,939

Total assets	$559,921	$599,250

Liabilities and stockholders’ equity:
Accounts payable	$10,372	$10,216
Accrued compensation	6,996	12,793
Accrued liabilities	14,131	14,191
Deferred revenue	832	2,165
Other current liabilities	4,001	2,633
Long-term portion of lease liabilities	13,898	14,248
Stockholders’ equity	509,691	543,004

Total liabilities and stockholders’ equity	$559,921	$599,250

Media and Investor Contact:

Angelyn Lowe

Executive Director, Corporate Communications & Investor Relations

442.287.0470

alowe@akceatx.com

Investor Contact:

Matt Roache

Director, Investor Relations

617.841.9535

mroache@akceatx.com

###